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                                   Exhibit 23







               Consent of Independent Certified Public Accountants



The Board of Directors
AM Communications, Inc.


     We have issued our report dated May 24, 2000 accompanying the financial statements included in the Annual Report of AM Communications, Inc. on Form 10-KSB for the year ended April 1, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of AM Communications, Inc. on Forms S-8 (File No. 333-32826, effective March 20, 2000, File No. 333-35988 effective May 1, 2000).




Grant Thornton LLP
Philadelphia, Pennsylvania
July 10, 2000